                                                                   Exhibit 10.4

                SECOND AMENDED AND RESTATED REPURCHASE AGREEMENT

                  SECOND AMENDED AND RESTATED REPURCHASE AGREEMENT, dated as of March 8, 2002 (as amended, supplemented or otherwise modified from time to time, the "Repurchase Agreement"), made by RAYTHEON AIRCRAFT COMPANY, a Kansas
           --------------------
corporation (together with its successors and assigns permitted herein, "RAC"),
                                                                         ---
in favor of the Purchasers referred to below and BANK OF AMERICA, N.A., as managing facility agent (in such capacity, the "Managing Facility Agent") for
                                                -----------------------
such Purchasers.

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, pursuant to the Purchase and Sale Agreement,
dated as of March 20, 1997 (as amended, supplemented or otherwise modified from time to time, the "1997 Purchase Agreement"), among Raytheon Aircraft Credit
                   -----------------------
Corporation ("Raytheon Credit"), as servicer, Raytheon Aircraft Receivables
              ---------------
Corporation, as seller, the financial institutions from time to time parties thereto, the several co-agents parties thereto, the several agents parties thereto and Swiss Bank Corporation, New York Branch ("SBC"), RAC entered into
                                                      ---
the Repurchase Agreement, dated as of March 20, 1997 (the "1997 Repurchase
                                                           ---------------
Agreement") in favor of the purchasers referred to in the 1997 Purchase
---------
Agreement and SBC, as administrative agent for such purchasers;

                  WHEREAS, the 1997 Repurchase Agreement was amended and restated by the Amended and Restated Repurchase Agreement, dated as of March 18, 1999 (the "Amended and Restated Repurchase Agreement");
               -----------------------------------------

                  WHEREAS, the Amended and Restated Repurchase Agreement was amended by the Reaffirmation of Amended and Restated Repurchase Agreement, dated as of March 10, 2000;

                  WHEREAS, the Purchasers desire to continue the obligations of RAC under the Amended and Restated Repurchase Agreement, as amended, and RAC is willing to continue such obligations and undertake the obligations set forth herein;

                  WHEREAS, the 1997 Purchase Agreement has been amended and restated by the Amended and Restated Purchase and Sale Agreement, dated as of March 18, 1999, the Second Amended and Restated Purchase and Sale Agreement, dated as of March 10, 2000 and the Third Amended and Restated Purchase and Sale Agreement, dated as of March 9, 2001 and is being amended and restated by the Fourth Amended and Restated Purchase and Sale Agreement (the "Purchase
                                                              --------
Agreement"), dated as of March 8, 2002, among Raytheon Aircraft Receivables
---------
Corporation, as Seller (the "Seller"), Raytheon Credit, as Servicer (the
                             ------
"Servicer"), the financial institutions and special purpose corporations from
 --------
time to time parties to the Purchase Agreement (the "Purchasers"), the Managing
                                                     ----------
Facility Agent, Bank of America, N.A. and JPMorgan Chase Bank, as Co-Administrative Agents for the Purchasers (in such capacity, a "Co-
                                                                  ---

Administrative Agent"), J.P. Morgan Securities Inc., as Syndication Agent (in
--------------------
such capacity, the "Syndication Agent"), Citibank, N.A., Credit Suisse First
                    -----------------
Boston and FleetBoston, as Co-Syndication Agents (in such capacity, a
                           ---------------------
"Co-Syndication Agent"), and each Administrative Agent party thereto;

                  WHEREAS, it is a condition precedent to the obligations of the Purchasers to make their respective purchases from the Seller under the Purchase Agreement that RAC shall have executed and delivered this Repurchase Agreement to the Managing Facility Agent for the ratable benefit of the Purchasers;

                  WHEREAS, RAC is an indirect subsidiary of Raytheon Company, which is also the indirect parent of each of the Seller and Raytheon Credit and, since Raytheon Credit provides financing for RAC's aircraft inventory which generates certain Receivables that Raytheon Credit sells to the Seller, it is to the advantage of RAC that the Purchasers in turn purchase certain Receivables from the Seller thereby ultimately providing Raytheon Credit with additional funds for RAC aircraft inventory financings; and

                  WHEREAS, the parties hereto desire to restate the Amended and Restated Repurchase Agreement as so amended, modified or supplemented in its entirety;

                  NOW THEREFORE, in consideration of the premises and to induce the Managing Facility Agent and the Purchasers to enter into the Purchase Agreement and to induce the Purchasers to make their respective purchases from the Seller under the Purchase Agreement, RAC hereby agrees with the Managing Facility Agent, for the ratable benefit of the Purchasers, as follows:

                  1.   Defined Terms. Terms defined in the preamble hereof and
                       -------------
the recitals hereto and terms defined in the Purchase Agreement and used herein without definition shall have their defined meanings when used herein, and the following terms shall have the following meanings:

                  "Debt": indebtedness for money borrowed.
                   ----

                  "Material Subsidiary": at any time, a Subsidiary of RAC
                   -------------------
          which as of such time meets the definition of a "significant subsidiary" as in effect at the Closing Date in Regulation S-X of the Securities and Exchange Commission.

                  "Principal Property": (a) RAC's principal office building
                   ------------------
          and (b) any manufacturing plant or principal research facility of RAC or any Subsidiary of RAC which is located within the United States of America or Canada, except any such principal office building, plant or facility which the Board of Directors by resolution declares is not of material importance to the total business conducted by RAC and its Subsidiaries as an entirety.

                  "RAC Repurchase Percentage": means 90%.
                   -------------------------

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                                                                             3

                  "RAC Repurchase Obligation": as defined in subsection 2(c).
                   -------------------------

                  2.   RAC Repurchase Obligation.
                       -------------------------

                  (a) On each Settlement Date (other than a Special Settlement
Date) RAC agrees to repurchase from the Purchasers, up to the RAC Repurchase Obligation, all Receivables which became Defaulted Receivables during each preceding Settlement Period with respect to which the Seller has not substituted an Eligible Receivable pursuant to subsection 2.13 of the Purchase Agreement, as indicated on the Settlement Statement delivered on the related Reporting Date. Subject to subsection 2(c) hereof and subsections 2.13, 2.15(b)(ii) and clause sixth of subsection 2.16(b) of the Purchase Agreement,
                       -----
RAC shall repurchase such Defaulted Receivables by depositing into the Concentration Account on such Settlement Date cash in an amount equal to the aggregate Outstanding Balances of the Defaulted Receivables plus, if a Trigger Amortization Event has occurred and is continuing, accrued and unpaid interest thereon at the rate under the related Contract except to the extent (without duplication) of any payment made pursuant to subsection 2.18 of the Purchase Agreement for the Settlement Period during which such interest accrued and was not paid by the Obligor under such Contract. The amount of any such deposit shall be applied and distributed in accordance with subsections 2.15 and 2.16 of the Purchase Agreement. If on any Settlement Date the Repurchase Price to be paid by RAC for any Defaulted Receivable would cause the RAC Repurchase Obligation then in effect (determined on such Settlement Date) to be exceeded, RAC shall be deemed to acquire only a fractional interest in each Defaulted Receivable repurchased on such Settlement Date. The numerator of such fraction shall be the RAC Repurchase Obligation then in effect determined on such Settlement Date and the denominator thereof shall be the aggregate Repurchase Price for all Defaulted Receivables on such Settlement Date.

                  (b) In the event that a Rating Event occurs and is continuing, any Net Recoveries received by RAC on account of any Defaulted Receivable which neither RAC nor the Guarantor has repurchased shall be deposited into the Cash Collateral Account. In the event that the Amortization Period ends pursuant to clause (ii) of the definition of such term, any Net Recoveries received by RAC after such time on account of any Defaulted Receivable which neither RAC nor the Guarantor has repurchased shall be deposited into the Cash Collateral Account. RAC shall make any deposit required to be made by this subsection 2(b) within two Business Days after RAC's receipt of such Net Recoveries and such deposits shall be applied in accordance with subsections 2.15 and 2.16 of the Purchase Agreement. The obligation of RAC to deposit such Net Recoveries shall survive the termination of this Repurchase Agreement.

                  (c) The maximum repurchase obligation of RAC with respect to Defaulted Receivables (the "RAC Repurchase Obligation") shall be equal to (a)
                            -------------------------
at a ny time during the Revolving Period, an amount equal to the RAC Repurchase Percentage of the excess of (A) the sum of (i) 25% of the aggregate Unadjusted Outstanding Balances of the 25% Repurchase Receivables, (ii) 75% of the aggregate Unadjusted Outstanding Balances of the 75% Repurchase Receivables and
(iii) 90% of the aggregate Unadjusted Outstanding Balances of the 90% Repurchase Receivables over (B) the amount of any Discount Amount paid and the
                       ----
amount of any Purchase Discount resulting from the purchase or substitution of Receivables during the

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                                                                             4

existence of a Discount Event, in each case at the time the RAC Repurchase Obligation is calculated;

          provided that,
          --------

                       (i) the RAC Repurchase Obligation shall not at any
                  time decrease below an amount equal to the RAC Repurchase Percentage of (x) with respect to any Purchaser other than a Dissenting Purchaser, an amount equal to the greater of such Purchaser's share of (1) 15% of the maximum aggregate Outstanding Balances of the Purchased Receivables which existed at any time during the Revolving Period and (2) the sum of the Outstanding Balances on the last day of the Revolving Period of the three Obligors (and all of their Affiliates) of Purchased Receivables with the largest aggregate outstanding Principal Balances and (y) with respect to any Dissenting Purchaser, an amount equal to the greater of such Purchaser's share of (1) 15% of the maximum aggregate Outstanding Balances of the sum of the Purchased Receivables which existed at any time prior to the date such Purchaser became a Dissenting Purchaser and
                  (2) the sum of the Outstanding Balances on the day on which such Purchaser became a Dissenting Purchaser of the three Obligors (and all of their Affiliates) of Purchased Receivables with the largest aggregate outstanding Principal Balances, minus, in each such case, to the extent not already deducted in calculating such Outstanding Balances, such Purchaser's allocated share of the amount of any Discount Amount paid and the amount of any Purchase Discount resulting from the purchase or substitution of Receivables during the existence of a Discount Event and

                       (ii) notwithstanding clause (i) immediately above, the
                  RAC Repurchase Obligation shall not at any time exceed an amount equal to the RAC Repurchase Percentage of the Outstanding Purchase Price

or (b) during the Amortization Period, (A) the RAC Repurchase Obligation, as calculated in accordance with clause (a) above, in effect on the last Settlement Date prior to the commencement of the Amortization Period minus (B)
                                                                     -----
the aggregate Repurchase Prices of Defaulted Receivables which were repurchased by RAC pursuant to subsection 2(a) since the beginning of the Amortization Period minus (C) amounts deposited by RAC into the RAC Cash Collateral
       -----
Sub-Account pursuant to subsection 4(b) plus (D) all Net Recoveries received by
                                        ----
RAC with respect to such Defaulted Receivables (or portion thereof) so repurchased by RAC since the beginning of the Amortization Period and not required to be deposited into the Cash Collateral Account pursuant to subsection 2(b).

                  (d) The substitution by the Seller of an Eligible Receivable for a Defaulted Receivable pursuant to subsection 2.13 of the Purchase Agreement shall not reduce the RAC Repurchase Obligation.

                  3.   Certain Actions Following a Rating Event Under the
                       --------------------------------------------------
Purchase Agreement. If a Rating Event shall occur and be continuing, then on no
-------------------
later than the twentieth Business Day following such occurrence RAC shall deposit cash into the RAC Cash Collateral Sub-Account in an amount equal to the RAC Repurchase Obligation (as of the Settlement Date preceding such

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                                                                             5

date of deposit). As long as any Rating Event continues, (i) RAC shall deposit cash into the RAC Cash Collateral Sub-Account in an amount equal to any incremental increase in the RAC Repurchase Obligation resulting from purchases of Receivables after the occurrence of such Rating Event immediately after such incremental increase and (ii) any amounts deposited in the Cash Collateral Account shall be applied from time to time in accordance with Section 4. If such Rating Event shall cease to continue, the Managing Facility Agent shall, upon written request of RAC, withdraw amounts so deposited in the RAC Cash Collateral Sub-Account and deliver such amounts to RAC (or upon its order).

                  4.   RAC Cash Collateral Sub-Account.
                       --------------------------------
                  (a) As provided in the Purchase Agreement, on or before the Closing Date there shall be established with and in the name of the Managing Facility Agent the Cash Collateral Account which shall be a segregated trust account comprised of two segregated sub-accounts, the Seller Cash Collateral Sub-Account and the RAC Cash Collateral Sub-Account and which shall be maintained as a cash collateral account subject to the exclusive dominion and control of the Managing Facility Agent for the ratable benefit of the Purchasers. RAC hereby grants to the Managing Facility Agent for the ratable benefit of the Purchasers a first priority security interest in the Cash Collateral Account and all amounts on deposit from time to time therein and all income from the investment of such amounts to secure, in each case, the Obligations. Funds on deposit from time to time in the RAC Cash Collateral Sub-Account shall bear interest at the then prevailing rate paid by the Managing Facility Agent for deposit accounts with similar amounts on deposit from time to time. If at any time funds on deposit in the RAC Cash Collateral Sub-Account are greater than $100,000, the Managing Facility Agent may, but shall not be required to, unless it receives a request from RAC, invest funds on deposit in the RAC Cash Collateral Sub-Account in Cash Equivalents with maturities not later than the next succeeding Settlement Date which is not a Special Settlement Date (or such other maturities as RAC shall request and the Managing Facility Agent shall approve), to the extent such requested Cash Equivalents are available for investment. Any investment request by RAC shall be given to the Managing Facility Agent one Business Day prior to the day the investment is to be made (which shall be a Business Day in New York, New York and San Francisco, California) and shall specify the particular Cash Equivalents and maturities thereof. Any interest or investment earnings on amounts in the RAC Cash Collateral Sub-Account or related investments shall be retained in the RAC Cash Collateral Sub-Account to be withdrawn in accordance with paragraphs (b), (c) and (d) of this Section 4. Neither the Managing Facility Agent nor any Purchaser shall have any responsibility for any such investment and the Managing Facility Agent shall be permitted to liquidate any such investment, without liability for any loss occurring by reason of such liquidation, to the extent necessary to make payments and distributions under this Repurchase Agreement or the Purchase Agreement. RAC shall have no right to withdraw amounts on deposit from time to time in the Cash Collateral Account.

                  (b) If on any Settlement Date on which RAC is required to repurchase Defaulted Receivables pursuant to Section 2 and fails for any reason to repurchase such Defaulted Receivables, whether or not the Seller fails to repurchase such Defaulted Receivables or substitute for such Defaulted Receivables under the Purchase Agreement, the Managing Facility Agent may withdraw from amounts on deposit in the RAC Cash Collateral Sub-Account on account of such Defaulted Receivables an amount equal to the lesser of (A) the Repurchase Price for such Defaulted Receivables plus any accrued and unpaid interest thereon required to be paid by Section 2(a) and (B) the amount then on deposit in the RAC Cash Collateral Sub-Account. It is specifically understood and agreed that amounts on deposit in the RAC Cash Collateral Sub-Account, whether on account of 25% Repurchase Receivables, 75% Repurchase Receivables or 90% Repurchase Receivables, may be withdrawn as aforesaid on account of any Defaulted Receivable, regardless of the RAC Repurchase Percentage associated therewith or whether the Seller's Repurchase Obligation shall be outstanding. Any amounts so withdrawn shall be deposited into the Concentration Account and allocated and distributed pursuant to subsections 2.15 and 2.16 of the Purchase Agreement, respectively. RAC agrees with the Managing Facility Agent and the Purchasers to deposit into the RAC Cash Collateral Sub-Account, without any requirement for notice or demand therefor, the lesser of the amount withdrawn therefrom or the sum of the RAC Repurchase Obligation then in effect on the date such withdrawal is made, plus interest thereon at a rate per annum equal to the Default Rate for the period from such date of withdrawal to such date of deposit. Deposit of amounts into the RAC Cash Collateral Sub-Account pursuant to the preceding sentence shall, to the extent of such deposit, satisfy RAC's obligation to repurchase such Defaulted Receivables pursuant to Section 2.

                  (c) If the Seller or the Servicer (if then Raytheon Credit or any Affiliate thereof) shall fail to make any deposit, payment or transfer of funds required to be made by the Seller or the Servicer under the Purchase Agreement or any other document executed and delivered in connection therewith, including, without limitation, any payment, deposit or transfer of funds or payment of any indemnity required to be made pursuant to subsection 2.7(b), 2.10, 2.11, 2.12, 2.18 or 9.1 of the Purchase Agreement (each such payment, deposit or transfer, a "Reimbursable Obligation"), then the Managing Facility
                        -----------------------
Agent with the consent of the Majority Purchasers may, in addition to any similar rights in favor of the Managing Facility Agent hereunder, withdraw from the RAC Cash Collateral Sub-Account on the date such Reimbursable Obligation is due thereunder an amount equal to the lesser of (i) such Reimbursable Obligation and (ii) the amount then on deposit in the RAC Cash Collateral Sub-Account. RAC agrees with the Managing Facility Agent and the Purchasers to deposit in the RAC Cash Collateral Sub-Account, without any requirement for notice or demand therefor, the amount withdrawn on the date such withdrawal is made, plus interest thereon at a rate per annum equal to the Default Rate for the period from such date of withdrawal to such date of deposit.

                  (d) No amounts on deposit in the RAC Cash Collateral Sub-Account (including interest or investment earnings) shall be released to RAC until the Outstanding Purchase Price is reduced to zero and all other amounts owing to the Managing Facility Agent or any Purchaser hereunder and under the Purchase Agreement are paid in full, provided, that,
                                     --------  ----

          (i) on each Settlement Date occurring during the continuance of a Rating Event, after giving effect to all collections and distributions on such date, the amounts on deposit in the Cash Collateral Account in excess of the Aggregate Repurchase Obligation on such Settlement Date shall be released pro rata based upon their
                                                    --- ----
          respective repurchase obligations, to the Seller and to RAC; and

          (ii) on the Business Day after the date on which the Outstanding Purchase Price is reduced to zero and all other amounts owing to the Managing Facility Agent and the

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                                                                             7

          Purchasers hereunder and under the Purchase Agreement have been paid in full, all amounts on deposit in the RAC Cash Collateral Sub-Account shall be released to RAC.

                  5.   Yield Adjustment. If on any Settlement Date (other than
                       ----------------
a Special Settlement Date) any Expense Amount is not paid in full on such Settlement Date, then on such Settlement Date RAC will pay to the Managing Facility Agent for the account of each Purchaser the amounts required to pay all such Expense Amounts in full. RAC shall not be obligated to pay pursuant to this Section 5 any Expense Amounts which accrue after the date the Amortization Period ends; provided that RAC shall remain obligated to pay any Expense Amount
             --------
which accrued prior to such date (whether or not claimed prior to such date) so long as a claim for such Expense Amount is made prior to the times set forth in the subsection of the Purchase Agreement governing such Expense Amount.

                  6.   Right of Set-off. Upon the occurrence and continuance of
                       ----------------
a Rating Event or of an Amortization Event of the type described in subsection 8.1(a), (b), (i) or (j) of the Purchase Agreement, the Managing Facility Agent and each Purchaser are hereby irrevocably authorized at any time and from time to time without notice to RAC, any such notice being hereby waived by RAC, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Managing Facility Agent or such Purchaser to or for the credit or the account of RAC, or any part thereof in such amounts as the Managing Facility Agent or such Purchaser may elect, on account of the liabilities of RAC hereunder and claims of every nature and description of the Managing Facility Agent or any Purchaser against RAC, whether arising hereunder or under the Purchase Agreement, as the Managing Facility Agent or such Purchaser may elect, whether or not the Managing Facility Agent or such Purchaser has made any demand for payment and although such liabilities and claims may be contingent or unmatured. The Managing Facility Agent and each Purchaser shall notify RAC promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall
                            --------
not affect the validity of such set-off and application. The rights of the Managing Facility Agent and each Purchaser under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Managing Facility Agent or such Purchaser may have.

                  7.   No Subrogation, Etc. RAC, the Managing Facility Agent and
                       -------------------
by its acceptance of this Repurchase Agreement and each Purchaser hereby acknowledges that this Repurchase Agreement constitutes an agreement to purchase and sell receivables and make yield adjustment payments only. Notwithstanding anything to the contrary in this Repurchase Agreement, it is expressly understood that RAC has no right to be subrogated to any of the rights (whether contractual, under Title 11 of the United States Code, including Section 509 thereof, under common law or otherwise) of the Managing Facility Agent and the Purchasers against the Seller or Raytheon Credit or against any right of offset of the Managing Facility Agent and the Purchasers with respect to the obligations of the Seller or Raytheon Credit under the Purchase Agreement. Furthermore, RAC hereby irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar

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                                                                             8

right) from or against Raytheon Credit which may have arisen in connection with this Repurchase Agreement.

                  8. Payments. RAC hereby agrees that the RAC Repurchase
                     --------
Obligation will be paid to the Managing Facility Agent in immediately available funds without set-off in U.S. Dollars at the office of the Managing Facility Agent at the address specified in subsection 11.2 of the Purchase Agreement.

                  9. Representations and Warranties. RAC represents and
                     ------------------------------
warrants to the Managing Facility Agent and the Purchasers that:

                  (a) RAC (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(ii) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, (iii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure so to qualify could not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of RAC and its consolidated Subsidiaries taken as a whole or on the ability of RAC to perform its obligations hereunder and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of RAC and its consolidated Subsidiaries taken as a whole or on the ability of RAC to perform its obligations hereunder;

                  (b) RAC has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Repurchase Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Repurchase Agreement;

                  (c) this Repurchase Agreement has been duly executed and delivered on behalf of RAC and this Repurchase Agreement constitutes a legal, valid and binding obligation of RAC enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally (whether enforcement is sought by proceedings in equity or at law);

                  (d) the execution, delivery and performance of this Repurchase Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of RAC or any of its Material Subsidiaries except to the extent that such violation could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of RAC and its consolidated Subsidiaries taken as a whole or on the ability of RAC to perform its obligations hereunder, and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of RAC or any of its Material Subsidiaries pursuant to any Requirement of Law or Contractual Obligation of RAC or such Material Subsidiary;

                  (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of RAC) is required in connection with the execution, delivery, performance, validity or enforceability of this Repurchase Agreement;

                  (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of RAC, threatened by or against RAC or any of its Material Subsidiaries or against any of their respective properties or revenues (i) with respect to this Repurchase Agreement or any of the transactions contemplated hereby or (ii) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of RAC and its consolidated Subsidiaries taken as a whole or on the ability of RAC to perform its obligations hereunder; and

                  (g) no tax Lien has been filed, and, to the knowledge of RAC, no claim is being asserted, with respect to any such tax, fee or other charge which could reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of RAC and its consolidated Subsidiaries taken as a whole or on the ability of RAC to perform its obligations hereunder.

                  RAC agrees that the foregoing representations and warranties shall be deemed to have been made by RAC on each date required by subsection 5.2(a) of the Purchase Agreement.

                  10.  Covenants. RAC hereby agrees that it shall and (except in
                       ---------
the case of paragraphs (a), (b), (c), (i)(1) and (j) below) shall cause each of its Material Subsidiaries to:

                  (a) Promptly give notice to the Managing Facility Agent and each Purchaser of (i) the occurrence of any Amortization Event or Ineligibility Event of which it has knowledge and (ii) of any Rating Event, Discount Event or Remittance Event.

                  (b) At its own expense, timely and fully perform and comply with, and enforce and defend, or, with respect to Affiliate Receivables, cause the related Affiliate Obligor to perform and comply with and enforce and defend, all material provisions, covenants and other promises (which promises are required to be observed by it) under the Contracts (other than the payment by such Affiliate Obligor of the principal of and interest on the promissory note included in such Contract) and with respect to the Financed Aircraft related to the Purchased Receivables; and defend the right, title and interest of the Managing Facility Agent and each Purchaser in and to such Purchased Receivable, the Collections with respect thereto and the related Contract and Financed Aircraft against the claims and demands of any Persons whomsoever (other than of the Managing Facility Agent or any Purchaser).

                  (c) Not convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all the property, business or assets of RAC to any Person or Persons unless such Person or Persons delivers a written assumption of RAC's obligations under this Repurchase Agreement (which assumption shall not release RAC hereunder) and a legal opinion with respect thereto, all satisfactory in form and substance to the Managing Facility Agent and its counsel.

          (i) Not issue, assume or guarantee any Debt on or after the date hereof, if such Debt is secured by a mortgage, pledge, security interest or lien (any mortgage, pledge, security interest or lien being hereinafter in this subsection 10(d) referred to as a "mortgage" or "mortgages") upon any Principal Property, or any shares of stock or indebtedness of any Subsidiary, whether now owned or hereafter acquired, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of any such Debt, that this Repurchase Agreement (together with, if RAC shall so determine, any other indebtedness of or guaranteed by RAC or such Subsidiary ranking equally with this Repurchase Agreement and then existing or thereafter created) shall be secured equally and ratably with (or prior to) such Debt; provided however,
                                                            -------- -------
          that the foregoing restriction shall not apply to:

                       (A) mortgages on any Principal Property, shares of stock
                  or indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

                       (B) mortgages on any Principal Property acquired,
                  constructed or improved by RAC or any Subsidiary after
                  the date hereof which are created or assumed
                  contemporaneously with, or within 90 days after, such acquisition, construction or improvement to secure or provide for the payment of the purchase price of such property or the cost of such construction or improvement incurred after the date hereof, or, in addition to mortgages contemplated by clause (C) below, mortgages on any Principal Property existing at the time of acquisition thereof; provided, however, that in the case of any such
                           --------  -------
                  acquisition, construction or improvement the mortgage shall not apply to any property theretofore owned by RAC or any Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

                       (C) mortgages on any Principal Property or shares of
                  stock or indebtedness acquired from a corporation which is merged with or into RAC or a Subsidiary;

                       (D) mortgages to secure Debt of a Subsidiary to RAC or to
                  another Subsidiary; and

                       (E) any extension, renewal or replacement (or successive
                  extensions, renewals or replacements), in whole or in
                  part, of any mortgage referred to in the foregoing clauses
                  (A) to (D) inclusive; provided, however, that the
                                        --------  -------
                  principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be applicable only to all or a part of the property which secured the mortgage extended, renewed or replaced (plus improvements on the property).

          (ii) RAC will not, nor will it permit any Subsidiary to merge or consolidate with another corporation, or sell all or substantially all of its assets to another corporation for a consideration other than the fair market value thereof which consideration shall consist of liquid assets (which shall have a fair market value readily determinable by an independent source), (x) unless, in the case of a merger or consolidation of RAC or a sale by RAC of substantially all of its assets, the successor or purchasing corporation, as applicable, has assumed all of the obligations of RAC hereunder and (y) if such other corporation has outstanding obligations secured by a mortgage which, after such merger, consolidation or sale would extend to any of the assets owned by RAC or such Subsidiary immediately prior to such merger, consolidation or sale unless, prior to such merger, consolidation or sale, RAC or such Subsidiary shall have effectively provided that this Repurchase Agreement (together with, if RAC or such Subsidiary shall so determine, any other Debt, indebtedness or liability issued, assumed or guaranteed by RAC or such Subsidiary, whether then existing or thereafter created) shall be secured by a mortgage, the lien of which, upon completion of said merger, consolidation or sale, will rank prior to the lien of such mortgage of such other corporation on all assets owned by RAC or such Subsidiary immediately prior to such merger, consolidation or sale, which, upon completion of such merger, consolidation or sale, will be subjected to the lien of such mortgage of such other corporation.

          (iii) In the event that RAC shall enter into any indenture or other agreement or instrument relating to the issuance of Debt (collectively, referred to herein as an "indenture") and the
                                                   ---------
          provisions of any such indenture with respect to restrictions on Liens permitted to be created or to exist on any of RAC's property or the granting of equal and ratable security interests (collectively, the "Lien Provisions") are more restrictive on RAC
                              ---------------
          than this subsection 10(d), then without any action by any Person, the Lien Provisions shall be deemed to be incorporated by reference in the provisions of this subsection 10(d) with the obligations under this Repurchase Agreement constituting the "Debt" for purposes of such Lien Provision.

                  (d) Not enter into any material transaction with any Affiliate (other than a Subsidiary of Raytheon), including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, unless any such transaction is upon fair and reasonable terms no less favorable to RAC or such Material Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                  (e) Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all obligations of whatever nature which are material to the business, operations, property or financial or other condition of RAC and its consolidated Subsidiaries taken as a whole, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of RAC and its consolidated Subsidiaries taken as a whole.

                  (f) Comply, and cause each Affiliate Obligor to comply, in all respects with all applicable Requirements of Law and all Contractual
Obligations with respect to it, its business and properties and all Purchased Receivables and the related Contracts and Financed Aircraft except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of RAC and its consolidated Subsidiaries taken as a whole or on the ability of RAC to perform its obligations hereunder.

                  (g) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Managing Facility Agent, upon written request of any Purchaser, a schedule of insurance then in force setting forth (1) the type of coverage, (2) the names of the insurance carriers, (3) policy numbers, (4) the amount and type of coverage and (5) the term of each policy, together with a certificate or certificates of insurance.

                  (h) Permit representatives of the Managing Facility Agent or any Purchaser (1) to visit and inspect any of its properties and examine and make abstracts from any books and records of RAC with respect to the transactions contemplated by the Purchase Documents at any reasonable time and as often as may reasonably be necessary and (2) to discuss the business, operations, properties and financial and other condition of RAC and its Material Subsidiaries with officers of RAC having knowledge of such matters and with its independent certified public accountants; provided that any
                                                   --------
information, records and materials obtained by the Managing Facility Agent or any Purchaser pursuant to this section 10(h) shall be used by the Managing Facility Agent or such Purchaser solely in connection with its participation in the transactions contemplated by the Purchase Documents (including pursuant to subsection 11.6(b) and (c) of the Purchase Agreement) and shall be treated as confidential by the Managing Facility Agent or such Purchaser in accordance with Section 11.22 of the Purchase Agreement.

                  11.  Severability. Any provision of this Repurchase Agreement
                       ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  12.  Section Headings. The section headings used in this
                       ----------------
Repurchase Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  13.  No Waiver; Cumulative Remedies. Neither the Managing
                       ------------------------------
Facility Agent nor any Purchaser shall by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Amortization Event, Ineligibility Event, Remittance Event, Discount Event or Rating Event, or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Managing Facility Agent or any Purchaser, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Managing Facility Agent or any Purchaser of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Managing Facility Agent or such Purchaser would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  14.  Waivers and Amendments; Successors and Assigns. None of
                       ----------------------------------------------
the terms or provisions of this Repurchase Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by RAC and the Managing Facility Agent in accordance with the Purchase Agreement. This Repurchase Agreement shall be binding upon the successors and assigns of RAC and shall inure to the benefit of the Managing Facility Agent and the Purchasers and their successors and assigns.

                  15.  GOVERNING LAW. THIS REPURCHASE AGREEMENT AND THE
                       -------------
OBLIGATIONS OF RAC HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  16.  Notices. All notices by the Managing Facility Agent to
                       -------
RAC hereunder to be effective shall be in writing (including by telecopy or telex), and shall be deemed to have been duly given or made (a) when delivered by hand, (b) in the case of mail, three Business Days after deposit in the mail, postage prepaid, (c) in the case of telecopy notice, when received, or
(d) in the case of telex notice, when sent, answerback received, addressed to RAC at its address or transmission number set forth under its signature below. RAC may change its address and transmission numbers by written notice to the Managing Facility Agent.

                  17.  Authority of Managing Facility Agent. RAC acknowledges
                       ------------------------------------
that the rights and responsibilities of the Managing Facility Agent under this Repurchase Agreement with respect to any action taken by the Managing Facility Agent or the exercise or non-exercise by the Managing Facility Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Repurchase Agreement shall, as between the Managing Facility Agent and the Purchasers, be governed by the Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Managing Facility Agent and RAC, the Managing Facility Agent shall be conclusively presumed to be acting as agent for the Purchasers with full and valid authority so to act or refrain from acting, and RAC shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  18. Waiver. Each of the Managing Facility Agent and, by its
                      ------
acceptance of this Repurchase Agreement, each Purchaser hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right the Managing Facility Agent or such Purchaser may have to claim or recover in any legal action or proceeding relating to this Repurchase Agreement any special, exemplary, punitive or consequential damages; provided that the waiver
                                                       --------
contained in this Section 18 shall not extend to any right to claim or recover from RAC any special, exemplary, punitive or consequential damages for which the Managing

Facility Agent or any Purchaser is liable to any Person (other than an Affiliate of the Managing Facility Agent or such Purchaser).

                  19.  Acknowledgements. RAC hereby acknowledges with respect to
                       ----------------
the transactions contemplated by the Purchase Documents that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Repurchase Agreement;

                  (b) neither the Managing Facility Agent nor any Purchaser has any fiduciary relationship to RAC or the Seller and the relationship between the Managing Facility Agent and the Purchasers, on the one hand, and RAC or the Seller, on the other hand, is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Purchasers, among the Seller, the Managing Facility Agent and the Purchasers or among RAC, the Managing Facility Agent and the Purchasers.

                  20.  WAIVERS OF JURY TRIAL. RAC AND, BY THEIR ACCEPTANCE
                       ---------------------
HEREOF, THE MANAGING FACILITY AGENT AND THE PURCHASERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS REPURCHASE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  21.  Submission To Jurisdiction; Waivers. RAC hereby
                       ------------------------------------
irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Repurchase Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or thereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth below its signature hereto or at such other address of which the Managing Facility Agent shall have been notified pursuant hereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  22.  Travel Air Performance Guarantee. (a) RAC agrees with the
                       --------------------------------
Managing Facility Agent for the ratable benefit of the Managing Facility Agent and the Purchasers that RAC will cause Travel Air duly and punctually to perform and observe all of its terms, conditions, covenants, agreements and indemnities under the Travel Air Contracts executed and outstanding with any Obligor(s) under a Travel Air Receivable that is a Purchased Receivable, and any other document executed and delivered by Travel Air in connection therewith or related thereto (including any agreement between Travel Air and the Seller or the Servicer relating to Travel Air's obligations upon a default by an Obligor under a Purchased Travel Air Receivable; collectively, the "Travel Air
                                                                    ----------
Documents"), strictly in accordance with the terms thereof, and that if for any
---------
reason whatsoever Travel Air shall fail so to perform and observe the terms, conditions, covenants, agreements and indemnities referred to above, RAC will duly and punctually perform and observe the same (the obligations in this subsection 22(a), collectively, the "Performance Guarantee").
                                     ---------------------

                  (b) RAC shall remain obligated hereunder notwithstanding that, without any reservation of rights against RAC, and without notice to or further assent by RAC, any demand for performance or observance under the Travel Air Documents or any Travel Air Receivable made by the Managing Facility Agent or any Purchaser may be rescinded by the Managing Facility Agent or such Purchaser, and any of the obligations of Travel Air or any Obligor(s), respectively, thereunder may be continued, and the obligations of Travel Air under the Travel Air Documents and of the Obligor(s) under any Travel Air Receivables or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Managing Facility Agent or any Purchaser, and the Purchase Agreement, the Guarantee, any other Purchase Document or any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers (or the Required Purchasers, as the case may be) may deem advisable from time to time.

                  (c) RAC waives any and all notice of the creation, renewal, extension or accrual of any of the obligations of Travel Air under the Travel Air Documents and notice of or proof of reliance by the Managing Facility Agent or any Purchaser upon the Performance Guarantee or acceptance of the Performance Guarantee; the obligations of the Purchasers under the Purchase Agreement shall conclusively be deemed to have been created, contracted or incurred in reliance upon the Performance Guarantee; and all dealings between Travel Air and RAC, on the one hand, and the Managing Facility Agent and the Purchasers, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Performance Guarantee. RAC waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Travel Air or RAC with respect to the obligations of Travel Air under the Travel Air Documents. The Performance Guarantee shall be construed as a continuing, absolute and unconditional guarantee without regard to (1) the validity or enforceability of the Travel Air Documents, the Purchase Agreement, the Guarantee, the

Assignments, the FAA Assignments, the Foreign Assignments, the Bailment Agreement or any other document or instrument executed in connection with any of the foregoing documents, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Managing Facility Agent or any Purchaser, (2) any defense which relates, directly or indirectly, to the matters covered by the representations and warranties set forth in Section 4 of the Purchase Agreement or Section 9 of this Repurchase Agreement or set-off which in either case may at any time be available to or be asserted by Travel Air or RAC against the Managing Facility Agent or any Purchaser, or (3) any other circumstance whatsoever (with or without notice to or knowledge of Travel Air or RAC) which constitutes, or might be construed to constitute, an equitable or legal discharge of Travel Air or RAC for the obligations of Travel Air under the Travel Air Documents, or of RAC under the Performance Guarantee, in bankruptcy or in any other instance; provided that this clause (c) shall not prevent RAC
                          --------
from being discharged from its obligations under the Performance Guarantee pursuant to confirmation of a plan of reorganization under Chapter 11 of the United States Code in a case in which RAC is the debtor. When the Managing Facility Agent or any Purchaser is pursuing its rights and remedies hereunder against RAC, the Managing Facility Agent or such Purchaser may, but shall be under no obligation to, pursue such rights and remedies as it may have against Travel Air or RAC or any other Person or against any collateral security or guarantee for the obligations of Travel Air under the Travel Air Documents or any right of offset with respect thereto, and any failure by the Managing Facility Agent or any Purchaser to pursue such other rights or remedies or to collect any payments from Travel Air or RAC or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Travel Air or RAC or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve RAC of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Managing Facility Agent and the Purchasers against RAC.

                  (d) The Performance Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the obligations of Travel Air under the Travel Air Documents is rescinded or must otherwise be restored or returned by the Managing Facility Agent or any Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Travel Air or RAC or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Travel Air or RAC or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  (e) Notwithstanding anything to the contrary in this Section 22, RAC hereby irrevocably waives all rights which may have arisen in connection with this Performance Guarantee to be subrogated to any of the rights (whether contractual, under Title 11 of the United States Code, including Section 509 thereof, under common law or otherwise) of the Managing Facility Agent and the Purchasers against Travel Air or against any right of offset of the Managing Facility Agent and the Purchasers with respect to the obligations of Travel Air under the Travel Air Documents. RAC hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against Travel Air or any other Person which may have arisen in connection with this Performance Guarantee. The provisions of this subsection 22(e) shall survive the termination of the Purchase Agreement and the payment in full of the Obligations; provided that
                            --------
the foregoing waiver shall be of no force and effect 370 days following the termination of the Purchase Agreement and the payment in full of the Obligations but only if during such 370-day period none of the Seller, the Servicer or RAC shall have commenced or have commenced against it a bankruptcy proceeding under Title 11 of the United States Code.

                  23. Amendment and Restatement of Purchase and Sale Agreement.
                      --------------------------------------------------------
RAC hereby consents to the amendments to the Third Amended and Restated Purchase and Sale Agreement and to the execution of the Purchase Agreement by Raytheon Credit and the Seller.

                  IN WITNESS WHEREOF, RAC has caused this Repurchase
Agreement to be duly executed and delivered in New York, New York by its proper and duly authorized officer as of the day and year first above written.

                                                  RAYTHEON AIRCRAFT COMPANY

                                                  By:   ________________________
                                                        Name:
                                                        Title:

                                                  Address for Notices:

                                                  Raytheon Aircraft Company
                                                  9709 East Central
                                                  Wichita, Kansas 67206

                                                  Attention:
                                                  Telecopy:

Acknowledged By:

BANK OF AMERICA, N.A.,
 as Managing Facility Agent

By:   __________________________
      Name:
      Title: